CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated March 3, 2006 accompanying the financial statements of Pennsylvania Insured Municipal Bond Trust, Series 7 as of December 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 27 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                           Grant THORNTON LLP


New York, New York
April 24, 2006